UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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INNSUITES HOSPITALITY TRUST
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2006 Annual Meeting of Shareholders of InnSuites Hospitality Trust (the “Trust”) will be held in the Kachina Room at the InnSuites Hotels Phoenix Best Western, 1615 E. Northern Avenue, Phoenix, Arizona 85020 (phone: 602-997-6285) on Thursday, July 27, 2006, at 11:00 a.m., local time, for the purpose of considering and acting upon:

1.	The election of one Trustee to hold office until the 2009 Annual Meeting of Shareholders and until his successor shall be elected and qualified (listed as Proposal 1 on the Proxy Card).

2.	The transaction of any other business that properly may come before the meeting and any adjournments thereof.

Shareholders of the Trust of record at the close of business on June 9, 2006 are entitled to vote at the 2006 Annual Meeting of Shareholders and any adjournments thereof.

By order of the Board of Trustees

MARC E. BERG
Secretary

Phoenix, Arizona
June 29, 2006

Shareholders are requested to complete, date, sign and return the enclosed Proxy Card in the envelope provided, which requires no postage if mailed in the United States.

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InnSuites Hotels Centre
1615 E. Northern Avenue
Suite 102
Phoenix, Arizona 85020

PROXY STATEMENT

Proxy Solicitation

The accompanying proxy is solicited by the Trustees of InnSuites Hospitality Trust (the “Trust”) for use at the 2006 Annual Meeting of Shareholders to be held on Thursday, July 27, 2006, and any adjournments thereof. In addition to the Trust’s solicitation of proxies by mail, the Trustees, officers and regular employees of the Trust may also solicit the return of proxies by mail, telephone, telegram or personal contact, for which they will not receive additional compensation. The Trust has retained Georgeson Shareholder, 219 Murray Hill Parkway, East Rutherford, NJ, 07073, to assist in the solicitation of proxies for an estimated fee of $5,600. The Trust will pay all costs of soliciting proxies. The Trust will reimburse brokers or other persons holding Shares of Beneficial Interest of the Trust (“Shares”) in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to the benefi-cial owners of such Shares.

General Information

Shareholders of record at the close of business on June 9, 2006 (the record date) will be entitled to vote at the 2006 Annual Meeting of Shareholders and at any adjournments thereof. At that date, there were 9,267,699 Shares of Beneficial Interest of the Trust issued and outstanding. Each outstanding Share is entitled to one vote on all matters that properly come before the 2006 Annual Meeting. A majority of the issued and outstanding Shares, or 4,633,850 Shares, must be represented at the 2006 Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

Shares represented by properly executed proxy cards will be voted in accordance with the specifications made thereon. If no specification is made, proxies will be voted FOR the election of the Trustee nominee named herein. The election of the Trustee requires the affirmative vote of a majority of the issued and outstanding Shares entitled to vote present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes, unless a broker's authority to vote on a particular matter is limited, are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote (assuming a broker has unlimited authority to vote on the matter) has the same effect as a vote against a Trustee, as each abstention or broker non-vote would be one less vote for the Trustee nominee.

This Proxy Statement and the accompanying form of proxy are first being mailed to the shareholders of the Trust on or about June 29, 2006. The Trust is also mailing with this Proxy Statement its Annual Report to Shareholders for the fiscal year ended January 31, 2006.

No appraisal rights are available under Ohio law or under the Declaration of Trust of the Trust to any shareholder who dissents from the Proposal described below.

A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by the execution of a later proxy with regard to the same Shares or by giving notice in writing to the Trust’s Secretary or in an open meeting.

ELECTION OF TRUSTEE
(Proposal 1 on the Proxy Card)

At the Annual Meeting, one Trustee is to be elected to a term of three years expiring at the 2009 Annual Meeting of Shareholders and until his successor is duly elected and qualified. Accordingly, Marc E. Berg will stand for re-election as Trustee to a term expiring at the 2009 Annual Meeting.

Unless a shareholder requests that voting of a proxy be withheld for the nominee for Trustee in accordance with the instructions set forth on the proxy, it presently is intended that Shares represented by proxies solicited hereby will be voted FOR the election of Mr. Berg as Trustee to a term expiring at the 2009 Annual Meeting of Shareholders. The nominee has consented to being named in this Proxy Statement and to serve if elected. Should the nominee subsequently decline or be unable to accept such nomination or to serve as a Trustee, an event which the current Trustees do not now expect, the persons voting the Shares represented by proxies solicited hereby may vote such Shares for one person as a substitute nominee.

The Trust’s Board of Trustees currently has five members and is divided into three classes, as follows:

•	one Trustee in the class whose term expires at the 2006 Annual Meeting of Shareholders;

•	two Trustees in the class whose terms expire at the 2007 Annual Meeting of Shareholders; and

•	two Trustees in the class whose terms expire at the 2008 Annual Meeting of Shareholders.

Each of the Trustees serves for three years and until his successor is duly elected and qualified. The Board of Trustees has determined that a majority of the Trustees, Messrs. Thoma, Robson and Pelegrin, are “independent” as defined by the American Stock Exchange listing standards. The Trust requests that all of its Trustees attend its Annual Meeting of Shareholders. All incumbent Trustees were present at the 2005 Annual Meeting of Shareholders.

The Board of Trustees of the Trust recommends a vote FOR Marc E. Berg as Trustee.

Nominees, Trustees and Executive Officers

The biographies of Mr. Berg, and each of the Trustees whose term in office will continue after the 2006 Annual Meeting of Shareholders, are set forth below. The information concerning the Trustees and executive officers of the Trust set forth in the following table is based in part on information received from the respective Trustees and executive officers and in part on the Trust’s records. The following table sets forth the name, age, term of office and principal business experience for each Trustee, nominee for Trustee and executive officer of the Trust, as applicable:

Name	Principal Occupations During Past Five Years, Age as of June 29, 2006 and Directorships Held	Trustee Since

Nominee Whose Term Expires in 2009

Marc E. Berg(1)
Executive Vice President, Secretary and Treasurer of the Trust since February 10, 1999. Vice President - Acquisitions of the Trust from December 16, 1998 to February 10, 1999. Consultant to InnSuites Hotels since 1989. Self-employed as a Registered Investment Advisor since 1985. Age: 53.
January 30, 1998

Trustees Whose Terms Expire in 2007

James F. Wirth(1)
Chairman, President and Chief Executive Officer of the Trust since January 30, 1998. President and owner (together with his affiliates) of Suite Hotels, L.L.C., Rare Earth Financial, L.L.C. and affiliated entities, owners and operators of hotels, since 1980. President of Rare Earth Development Company, a real estate investment company owned by Mr. Wirth and his affiliates, since 1973. Age: 60.
January 30, 1998

Peter A. Thoma(2)(3)(4)	Owner and operator of A&T Verleih, Hamburg, Germany, a hospitality service and rental company, since 1997. Age: 39.	April 13, 1999

Trustees Whose Terms Expire in 2008

Larry Pelegrin(2)(3)(4)
Retired marketing executive with an extensive background in travel industry automation systems and call center sales. Director of Sales and Marketing of ARINC, a provider of transportation communications services, from 1994 to 2001. Previous employment included senior marketing positions with Best Western International and Ramada Inns. Age: 68.
August 25, 2005

Steven S. Robson(1)(2)(3)(4)	President of Robson Communities, Inc. and Scott Homes, residential real estate developers, since 1979. Age: 50.	June 16, 1998

[1]	Member of the Executive Committee.
[2]	Member of the Audit Committee.
[3]	Member of the Compensation Committee.
[4]	Member of the Governance and Nominating Committee.

Other Executive Officers
Anthony B. Waters
Chief Financial Officer of the Trust since February 25, 2000. Controller of the Trust from June 17, 1999 to February 25, 2000. Accountant and auditor with Michael Maastricht, CPA from June 16, 1998 to June 15, 1999, performing audits for InnSuites Hotels, Inc. Self-employed, concentrating in computerized accounting and information systems, from 1990 to June 1998. Age: 59.

The Trustees held four meetings during fiscal year 2006. The nominee for Trustee, Mr. Berg, was a member of the Board of Trustees during fiscal year 2006.

Trustee Nominations and Qualifications

The Governance and Nominating Committee expects to identify nominees to serve as Trustees of the Trust primarily by accepting and considering the suggestions and nominee recommendations made by members of the Board of Trustees and the Trust’s management and shareholders. Nominees for Trustee are evaluated based on their character, judgment, independence, financial or business acumen, diversity of experience, ability to represent and act on behalf of all Trust shareholders, and the needs of the Board of Trustees. In general, before evaluating any nominee, the Governance and Nominating Committee first determines the need for additional Trustees to fill vacancies or expand the size of the Board of Trustees and the likelihood that a nominee can satisfy the evaluation criteria. The Governance and Nominating Committee would expect to re-nominate incumbent Trustees who have served well on the Board of Trustees and express an interest in continuing to serve.

The Governance and Nominating Committee will consider shareholder recommendations for Trustee nominees. A shareholder who wishes to suggest a Trustee nominee for consideration by the Governance and Nominating Committee should send a resume of the nominee’s business experience and background to Peter Thoma, Chairman of the Governance and Nominating Committee, InnSuites Hospitality Trust, 1615 E. Northern Avenue, Suite 102, Phoenix, Arizona 85020. The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board of Trustees Nominee.”

Shareholder Communications with the Board of Trustees

Shareholders interested in communicating directly with the Board of Trustees or any individual member thereof may do so by writing to the Secretary, InnSuites Hospitality Trust, 1615 E. Northern Avenue, Suite 102, Phoenix, Arizona 85020. The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board of Trustees Communication.” The Secretary will review all such correspondence and regularly forward to the Board of Trustees a log and summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Trustees or Committees thereof or that he otherwise determines requires their attention. Trustees may at any time review a log of all correspondence received by the Trust that is addressed to members of the Board of Trustees and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Trust’s accounting department and handled in accordance with procedures established by the Audit Committee for such matters.

BOARD COMMITTEES

All incumbent Trustees attended at least 75% of the aggregate number of meetings held by the Board of Trustees and all committees on which the Trustee served.

Audit Committee

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Trust’s independent auditors, including reviewing the scope and results of audit and non-audit services. The Audit Committee also reviews internal accounting controls and assesses the independence of the Trust’s auditors. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of any complaints received by the Trust regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by the Trust’s employees of any concerns regarding accounting or auditing matters. The Audit Committee has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties. The Audit Committee met three times during fiscal year 2006.

All members of the Audit Committee are “independent,” as such term is defined by Securities and Exchange Commission (“SEC”) rules and American Stock Exchange (“Amex”) listing standards. The Board of Trustees has determined that Mr. Pelegrin, a member of the Trust’s Audit Committee, qualifies as a “financial expert” under applicable SEC rules. The Trust has posted its Amended and Restated Audit Committee Charter on its Internet website at www.innsuitestrust.com.

Audit Committee Report

The Audit Committee of the Board of Trustees has reviewed and discussed the audited financial statements of the Trust for the fiscal year ended January 31, 2006 with the management of the Trust. In addition, the Audit Committee has discussed with Epstein, Weber & Conover, P.L.C. (“EWC”), the independent auditors of the Trust, the matters required by Codification of Statements on Auditing Standards No. 61. The Audit Committee has also received the written disclosures and the letter from EWC required by Independence Standards Board Standard No. 1 and has discussed with EWC its independence from the Trust, including the compatibility of non-audit services with EWC’s independence. The Audit Committee has also pre-approved the fees to be charged to the Trust by its independent auditors for audit and non-audit services.

Based on the foregoing, the Audit Committee recommended that such audited financial statements be included in the Trust’s Annual Report for the fiscal year ended January 31, 2006. The Trust’s Annual Report on Form 10-K/A was filed with the SEC on May 12, 2006.

By the Audit Committee of the Board of Trustees:

Larry Pelegrin, Chairman
Steven S. Robson
Peter A. Thoma

Compensation Committee

The Compensation Committee has the responsibility of determining the compensation of the Chief Executive Officer and all other officers of the Trust, advising the Board of Trustees on the adoption and administration of employee benefit and compensation plans and administering the Trust’s 1997 Stock Incentive and Option Plan. The Compensation Committee met once during fiscal year 2006.

All members of the Compensation Committee are “independent,” as such term is defined by SEC rules and Amex listing standards. The Trust has posted its Compensation Committee Charter on its Internet website at www.innsuitestrust.com.

Compensation Committee Report

Under the supervision of the Compensation Committee of the Board of Trustees, the Trust has developed and implemented compensation policies, plans and programs that seek to enhance the Trust’s ability to recruit and retain qualified management and other personnel. In developing and implementing compensation policies and procedures, the Compensation Committee seeks to provide rewards for the long-term value of an individual’s contribution to the Trust. The Compensation Committee seeks to develop policies and procedures that offer both recurring and non-recurring, and both financial and non-financial, incentives.

James F. Wirth, Chairman, President and Chief Executive Officer of the Trust, has an Employment Agreement with the Trust expiring in December 2007. Pursuant to the terms of the Employment Agreement, upon the termination of the Advisory Agreement with Mid-America ReaFund Advisors, Inc. (“MARA”), a company owned by Mr. Wirth and his spouse, which termination occurred effective January 1, 1999, Mr. Wirth is to receive, each year through 2007, up to the amount MARA would have received for advisory and management services under the Advisory Agreement, but Mr. Wirth has agreed that his compensation will not exceed $160,000 per year. Based upon a review of the performance of the Trust and upon the recommendation of the Compensation Committee, during fiscal year 2006, Mr. Wirth was paid an annual salary equal to $141,000, which is less than he is entitled to receive under the terms of his Employment Agreement. Mr. Wirth’s annual salary for fiscal year 2007 has been set at $141,000. The Compensation Committee does not rely on any particular set of financial or non-financial factors, measures or criteria when determining the compensation offered to Mr. Wirth.

During the second quarter of fiscal year of 2006, the Trust accepted the voluntary surrender of all outstanding stock options. The options were surrendered in order to reduce costs and simplify the Trust’s reporting and compliance obligations to the Securities and Exchange Commission and the American Stock Exchange. The Trust made no payments to the holders of the options for their surrender. The Trust has no obligation, explicit or implied, for the surrender of the options, including but not limited to the reissuance of options at some time in the future.

During the first quarter of fiscal year 2007, the Trust issued 41,700 Shares, with a total value of $55,878, as bonuses to its executive officers and other key employees. In addition, the Trust issued 57,600 Shares to its Trustees with a total value of $78,177. The total value was calculated using the closing share price on the date of the grant.

By the Compensation Committee of the Board of Trustees:

Steven S. Robson, Chairman
Larry Pelegrin
Peter A. Thoma

Governance and Nominating Committee

The Governance and Nominating Committee has the responsibility of screening and nominating candidates for election as Trustees and recommending committee members for appointment by the Board of Trustees. See “Trustee Nominations and Qualifications” above for more information on how shareholders can nominate Trustee candidates, as well as information regarding how Trustee candidates are identified and evaluated. The Governance and Nominating Committee also advises the Board of Trustees with respect to governance issues and trusteeship practices, including determining whether Trustee candidates and current Trustees meet the criteria for independence required by Amex and the SEC. The Governance and Nominating Committee met two times during fiscal year 2006.

All members of the Governance and Nominating Committee are “independent,” as such term is defined by SEC rules and Amex listing standards. The Trust has posted its Governance and Nominating Committee Charter on its Internet website at www.innsuitestrust.com.

Executive Committee

The Executive Committee has the responsibility of exercising all of the powers of the Board of Trustees in the management of the business and affairs of the Trust, other than filling vacancies on the Board of Trustees or on any committee of the Board of Trustees, during intervals between meetings of the Board of Trustees. The Executive Committee did not meet during fiscal year 2006.

COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

On March 1, 2006, the Trust issued 7,200 unrestricted Shares to Messrs. Robson and Thoma, 4,000 unrestricted Shares to Mr. Pelegrin, and 3,200 unrestricted Shares to Mr. Anderson as compensation for services rendered as a Trustee of the Trust during fiscal year 2006. The Trust has issued 12,000 restricted Shares to each Trustee, other than Messrs. Wirth and Berg, as compensation for services to be rendered during fiscal year 2007. The restricted Shares were issued on March 1, 2006 and will vest in 10% increments over a ten month period.

Summary Compensation Table

The table below shows individual compensation information for the Trust’s Chief Executive Officer and any other executive officer whose total annual salary and bonus for the fiscal year ended January 31, 2006 exceeded $100,000:

Name and Principal Position	Fiscal Year	Annual Salary		Restricted Stock Awards

James F. Wirth	2006	$141,000		--
President and Chief	2005	130,000		--
Executive Officer (1)	2004	95,231	(2)	--

Anthony B. Waters	2006	$141,000		$2,048	(3)
Chief Financial Officer	2005	126,400		3,200	(4)
	2004	126,000		6,240	(5)
_________________
(1)	The terms of Mr. Wirth’s Employment Agreement are summarized below. See “Certain Transactions.”
(2)	Although Mr. Wirth’s annual salary for fiscal year 2004 was set at $130,000, Mr. Wirth agreed to a salary reduction that resulted in an annual salary of $95,231 for fiscal year 2004.
(3)	Represents the fair market value on the date of grant of 1,600 Shares issued to Mr. Waters as a bonus on April 6, 2005.
(4)	Represents the fair market value on the date of grant of 2,000 Shares issued to Mr. Waters as a bonus on March 26, 2004.
(5)	Represents the fair market value on the date of grant of 4,800 Shares issued to Mr. Waters as a bonus on June 30, 2003.

During the second quarter of fiscal year 2006, the Trust accepted the voluntary surrender of all outstanding stock options. As a result, none of the Trust’s executive officers own any stock options.

TRUST PERFORMANCE GRAPH

The following graph compares total shareholder returns from the Trust over the last five fiscal years to the Standard & Poor’s 500 Stock Index (“S&P 500”) and the S&P Hotels, Resorts & Cruise Lines Index (“S&P Hotels”). Total return values for the S&P 500, S&P Hotels and the Trust were calculated based upon market weighting at the beginning of the period and include reinvestment of dividends. The shareholder returns shown on the following graph are not necessarily indicative of future performance.

The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Trust specifically incorporates this information by reference, and otherwise shall not be deemed filed under such Acts.

Trust	100.00	52.40	72.40	91.30	57.62	55.58
S&P Hotels	100.00	88.91	74.89	123.60	172.42	172.42
S&P 500	100.00	83.85	64.55	86.87	92.28	101.85
	1/31/01	1/31/02	1/31/03	1/31/04	1/31/05	1/31/06

CERTAIN TRANSACTIONS

Employment Agreement with James F. Wirth

James F. Wirth, Chairman, President and Chief Executive Officer of the Trust, has an Employment Agreement with the Trust expiring in December 2007. Pursuant to the terms of the Employment Agreement, upon the termination of the Advisory Agreement with Mid-America ReaFund Advisors, Inc. (“MARA”), a company owned by Mr. Wirth and his spouse, which termination occurred effective January 1, 1999, Mr. Wirth is to receive, each year through 2007, up to the amount MARA would have received for advisory and management services under the Advisory Agreement, but in no event will his compensation exceed $160,000 per year. Based upon a review of the performance of the Trust and upon the recommendation of the Compensation Committee, during fiscal year 2006, Mr. Wirth was paid an annual salary equal to $141,000, which is less than he is entitled to receive under the terms of his Employment Agreement. Mr. Wirth’s annual salary for fiscal year 2007 has been set at $141,000. The Compensation Committee does not rely on any particular set of financial or non-financial factors, measures or criteria when determining the compensation offered to Mr. Wirth. See “Compensation Committee Report” above.

Sale of Phoenix, Arizona Property

On July 27, 2005, the Trust sold its Phoenix, Arizona hotel to Phoenix Northern Resort LLC, an affiliate of Mr. Wirth, for its appraised value of $5.1 million. The buyer satisfied the purchase price by assuming the Trust’s $3.2 million mortgage note payable secured by the property, paying $1.7 million in cash prior to the closing, and paying $192,000 in cash at the closing. The total gain on the sale was $1.8 million, with $1.3 million of the gain attributable to holders of Shares of Beneficial Interest.

Related Party Loans and Advances to the Trust

Notes and advances payable to related parties consist of funds provided by Mr. Wirth, certain of his affiliates and other related parties to permit the Trust to repurchase additional general partnership units in RRF Limited Partnership (the “Partnership”) and to fund working capital and capital improvement needs. The aggregate amounts outstanding to related parties were approximately $515,000 and $94,000 as of January 31, 2006 and 2005, respectively.

The notes and advances payable to related parties are as follows as of January 31 of the respective years:

	2006	2005
Note payable to Rare Earth Financial, L.L.C., an affiliate of Mr. Wirth, unsecured and bearing interest at 7% per annum. Due in one installment of accrued interest and unpaid principal on April 15, 2006.	$400,000	$—

Note payable to The Anderson Charitable Remainder Unitrust, an affiliate of Mason Anderson, former Trustee of the Trust, bearing interest at 7% per annum, and secured by Shares of Beneficial Interest in the Trust. Due in monthly principal and interest payments of $1,365 through November 2009.	54,929	—

Note payable to Wayne Anderson, son of Mason Anderson, former Trustee of the Trust, bearing interest at 7% per annum, and secured by Shares of Beneficial Interest in the Trust. Due in monthly principal and interest payments of $574 through June 2009.	20,886	26,114

Note payable to Karen Anderson, daughter of Mason Anderson, former Trustee of the Trust, bearing interest at 7% per annum, and secured by Shares of Beneficial Interest in the Trust. Due in monthly principal and interest payments of $574 through June 2009.	20,886	26,115

Note payable to the Kathy Anderson, daughter of Mason Anderson, former Trustee of the Trust, bearing interest at 7% per annum, and secured by Shares of Beneficial Interest in the Trust. Due in monthly principal and interest payments of $495 through June 2009.	18,005	22,512

Note payable to The Anderson Charitable Remainder Unitrust, an affiliate of Mason Anderson, former Trustee of the Trust. Paid in full during fiscal year 2006.	—	18,771

Totals	$514,706	$93,512

During the second quarter of fiscal year 2005, the Trust issued promissory notes totaling $83,000 to affiliates of Mason Anderson, who was Trustee of the Trust between January and August 2005, in exchange for 47,084 Shares of Beneficial Interest in the Trust.

During the third quarter of fiscal year 2006, the Partnership issued a promissory note in the amount of $400,000 to Rare Earth Financial, L.L.C., an affiliate of Mr. Wirth. The full unpaid principal and accrued interest were due in one installment on April 15, 2006. Subsequent to year-end, this note was paid off using a new line of credit with Rare Earth Financial, L.L.C., as described below.

The Trust paid interest on related party notes to Mr. Wirth and his affiliates in the amounts of $8,905, $443,959 and $205,101 for the twelve months ended January 31, 2006, 2005 and 2004, respectively. The Trust incurred interest expense on related party notes to Mr. Wirth and his affiliates in the amounts of $10,856, $122,314 and $515,214 for the twelve months ended January 31, 2006, 2005 and 2004, respectively.

On March 1, 2006, the Partnership established a $700,000 subordinated line of credit with Rare Earth Financial, L.L.C., an affiliate of Mr. Wirth. The line of credit will be available for borrowings from time to time, will expire on March 1, 2008, is secured by 49% of the Partnership’s interest in its Tucson St. Mary’s hotel property, and is subordinated to the Trust’s commercial bank line of credit. Outstanding borrowings under the line of credit will bear interest at 7.0% per year. The Trust borrowed $400,000 under the line of credit on March 1, 2006 in order to refinance an outstanding promissory note payable to Rare Earth Financial which had been due on April 15, 2006.

Sales and Project Coordination Agreement

On March 1, 2006, the Trust entered into a Sales and Project Coordination Agreement (the “Project Agreement”) with Rare Earth Development Company, an affiliate of Mr. Wirth. The Project Agreement requires Rare Earth Development Company to coordinate the conversion of hotel properties, to be designated by the Trust, into condo-hotel units, including coordination of the construction, marketing and sales of such condo-hotel units. Rare Earth Development Company will receive a brokerage fee of 6% of the sales price of each condo-hotel unit (subject to the potential splitting of such brokerage fee with unaffiliated brokers) payable contingent upon the sale and closing of a condo-hotel unit. In the event that the sale of a unit is financed by the Trust, Rare Earth Development Company has agreed to defer the payment of its brokerage fee over a two-year period (with 1/3 payable at closing, 1/3 payable on the first anniversary of closing, and 1/3 payable on the second anniversary of closing, so long as the buyer is not in default of its obligations to the Trust).

All related party transactions are subject to appropriate review and oversight by the Audit Committee of the Board of Trustees.

CERTAIN INFORMATION CONCERNING THE TRUST

Ownership of Shares

The following table shows the persons who were known to the Trust to be the beneficial owner of more than 5% of the Shares as of June 9, 2006, together with the number of Shares owned beneficially by each Trustee, nominee and executive officer, and the Trustees, nominees and executive officers as a group.

Five Percent Beneficial Owners and Beneficial Ownership of Trustees, Nominees and Executive Officers

	Shares Beneficially Owned	Percentage of Outstanding Shares
Trustees, Nominees and Executive Officers
James F. Wirth (1)	5,573,624	60.1%
Marc E. Berg	60,225	*
Steven S. Robson	212,723	2.3%
Peter A. Thoma	57,900	*
Larry Pelegrin	19,870	*
Anthony B. Waters	23,000	*
Trustees, Nominees and Executive Officers as a group (six persons)	5,947,342	64.2%
______________________________
(1)
All Shares are owned jointly by Mr. Wirth and his spouse, except for 150,000 Shares that are held individually by Mr. Wirth. Mr. Wirth and his spouse also own all 3,407,938 issued and outstanding Class B limited partnership units in the Partnership, the conversion of which is restricted and permitted only at the discretion of the Board of Trustees of the Trust. Mr. Wirth’s business address is 1615 E. Northern Avenue, Suite 102, Phoenix, Arizona 85020.

* Less than one percent (1.0%).

Section 16(a) Beneficial Ownership Reporting Compliance

Based on Trust records and information, and upon representations from the reporting persons, the Trust believes that all Commission filing requirements applicable to Trustees, executive officers and beneficial owners of more than 10% of a registered class of equity securities of the Trust under Section 16(a) of the Securities Exchange Act of 1934, as amended, for the fiscal year ended January 31, 2006, were complied with, except that Mr. Pelegrin's Form 3 was not timely filed on his behalf.

Selection of Independent Auditors

The consolidated financial statements of the Trust as of and for the fiscal years ended January 31, 2006 and 2005 were audited by Epstein, Weber & Conover, P.L.C., independent public accountants. The Audit Committee has appointed Epstein, Weber & Conover, P.L.C. to serve as the Trust’s independent public accountants for the fiscal year ended January 31, 2007.

Representatives of Epstein, Weber & Conover, P.L.C. are expected to be present at the 2006 Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Change in Independent Auditors

On January 20, 2005, the Trust received written notice, dated January 17, 2005, from McGladrey & Pullen, LLP (“McGladrey”) that McGladrey had resigned as the Trust’s principal independent accountant to audit the Trust’s financial statements. Anthony Waters, the Trust’s Chief Financial Officer, spoke with representatives of McGladrey on January 17, 2005 regarding the Trust’s relationship with McGladrey, however, Mr. Waters did not believe that McGladrey had resigned on that date.

The reports of McGladrey on the Trust’s financial statements for the fiscal years ended January 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Trust’s financial statements for the fiscal years ended January 31, 2004 and 2003, and in the subsequent interim periods through January 20, 2005, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the matter in its report.

In connection with the audits of the Trust’s financial statements for the fiscal years ended January 31, 2004 and 2003, and in the subsequent interim periods through January 20, 2005, there were no “reportable events” as that term is described in Item 304(a)(l)(v) of Regulation S-K, except that, on January 7, 2005, McGladrey provided a letter to the Audit Committee and management of the Trust noting two reportable conditions under standards established by the American Institute of Certified Public Accountants that McGladrey believed to be material weaknesses. McGladrey has advised the Trust that it believes that these two reportable conditions constitute “reportable events.”

The first reportable condition involves the lack of sufficient segregation of duties and responsibilities with respect to the recording and approval of financial information that occurred due to the departure of the Trust’s Controller. Effective January 31, 2005, the Trust rehired its former Controller who will oversee the recording of financial information while the Trust’s Chief Financial Officer will continue in his prior role of approving financial information. The second reportable condition involves the need for “numerous adjusting journal entries” and “significant financial statement presentation changes,” which resulted in McGladrey concluding that the Trust’s “monthly internal financial statements may not be reliable.” The Trust has hired additional accounting staff and is considering additional measures that will better ensure the reliability of the Trust’s internal financial statements.

On December 10, 2004, the Audit Committee discussed the conditions described above with McGladrey, but did not receive the letter identifying those conditions as reportable conditions and material weaknesses until January 7, 2005. Management of the Trust subsequently discussed the letter received on January 7, 2005 with McGladrey. The Trust has authorized McGladrey to respond fully to the inquiries of any successor accountant concerning the subject matter of the reportable conditions described above.

On April 4, 2005, the Trust engaged Epstein, Weber & Conover, P.L.C. (“EWC”) to act as the Trust’s principal independent accountant to audit the Trust’s financial statements. The decision to engage the new accountants was recommended and approved by the Audit Committee of the Board of Trustees of the Trust.

During the fiscal years ended January 31, 2005 and 2004, and during all subsequent interim periods through April 4, 2005, the Trust did not consult with EWC regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Trust’s financial statements or any of the matters described in the preceding paragraphs.

Audit Fees & Services

Audit Fees

The aggregate fees for professional services rendered by EWC for the audit of the Trust’s annual financial statements for the fiscal years ended January 31, 2006 and January 31, 2005 were $63,500 and $61,000, respectively. The aggregate fees for professional services rendered by EWC for reviewing the interim financial statements included in the Trust’s quarterly reports on Form 10-Q filed during the fiscal year ended January 31, 2006 was $29,240. The aggregate fees for professional services rendered by McGladrey for reviewing the interim financial statements included in the Trust’s quarterly reports on Form 10-Q filed during the fiscal year ended January 31, 2005 was $60,220.

Audit-Related Fees

The Trust incurred no fees for audit-related services, such as comfort letters, consents and assistance with and review of documents filed with the Commission, for the fiscal year ended January 31, 2006. The aggregate fees for professional services rendered by McGladrey for the Trust’s annual proxy statement and the related audit of the Trust’s Yuma hotel financial statements for the fiscal year ended January 31, 2005 were $78,130.

Tax Fees

The aggregate fees for EWC tax compliance, tax advice and tax planning for the fiscal years ended January 31, 2006 and January 31, 2005 were $25,000 in each year. The aggregate fees for McGladrey tax compliance, tax advice and tax planning for the fiscal year ended January 31, 2005 were $2,935. The Audit Committee pre-approved all tax fees billed for the fiscal year ended January 31, 2006.

All Other Fees

The Trust incurred no fees for other services rendered during the fiscal years ended January 31, 2006 and January 31, 2005.

The Audit Committee of the Trust has considered whether the provision of these services, other than the audit of the Trust’s annual financial statements, is compatible with EWC and McGladrey maintaining their respective independence from the Trust.

The Audit Committee pre-approves all fees for services performed by EWC, including audit and non-audit services. Unless a type of service EWC provided received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

Since May 6, 2003, the effective date of Commission rules requiring Audit Committee pre-approval of audit and non-audit services performed by the Trust’s independent auditors, all of the services provided by EWC and McGladrey were approved in accordance with the policies and procedures described above.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this Proxy Statement and in the documents incorporated by reference in this Proxy Statement, including statements containing the phrases “believes,” “intends,” “expects,” “anticipates,” “predicts,” “should be,” “looking ahead,” “may” or similar words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Trust intends that such forward-looking statements be subject to the safe harbors created by such Acts. These forward-looking statements include statements regarding the intent, belief or current expectations of the Trust, its Trustees or its officers in respect of (i) the declaration or payment of dividends; (ii) the leasing, management or operation of the hotels; (iii) the adequacy of reserves for renovation and refurbishment; (iv) the Trust’s financing plans; (v) the Trust’s position regarding investments, acquisitions, developments, financings, conflicts of interest and other matters; (vi) the Trust’s plans and expectations regarding condo-hotel conversions; and (vii) trends affecting the Trust’s or any hotel’s financial condition or results of operations.

These forward-looking statements reflect the Trust’s current views in respect of future events and financial performance, but are subject to many uncertainties and factors relating to the operations and business environment of the hotels which may cause the actual results of the Trust to differ materially from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties include, but are not limited to:

•	fluctuations in hotel occupancy rates;
•	changes in room rental rates which may be charged by InnSuites Hotels in response to market rental rate changes or otherwise;
•	seasonality of our business;
•	interest rate fluctuations;
•	changes in governmental regulations, including federal income tax laws and regulations;
•	competition;
•	any changes in the Trust’s financial condition or operating results due to acquisitions or dispositions of hotel properties;
•	insufficient resources to pursue our current growth strategy;
•	concentration of our investments in the InnSuites Hotels® brand;
•	loss of franchise contracts;
•	real estate and hospitality market conditions;
•	hospitality industry factors;
•	our ability to meet present and future debt service obligations;
•	terrorist attacks or other acts of war;
•	outbreaks of communicable diseases;
•	natural disasters;
•	loss of key personnel;

•
local or national economic and business conditions, including, without limitation, conditions which may affect public securities markets generally, the hospitality industry or the markets in which the Trust operates or will operate; and

•	uncertainties the Trust might encounter in changing from a real estate investment trust to a tax-paying entity.

The Trust does not undertake any obligation to update publicly or revise any forward-looking statements whether as a result of new information, future events or otherwise. Pursuant to Section 21E(b)(2)(E) of the Securities Exchange Act of 1934, the qualifications set forth hereinabove are inapplicable to any forward-looking statements relating to the operations of the Partnership.

OTHER MATTERS

The Trustees know of no matters to be presented for action at the 2006 Annual Meeting other than those described in this Proxy Statement. Should other matters come before the meeting, the Shares represented by proxies solicited hereby will be voted with respect thereto in accordance with the best judgment of the proxy holders.

OTHER INFORMATION

Shareholder Proposals

If a shareholder intends to present a proposal at the 2007 Annual Meeting, it must be received by the Trust for consideration for inclusion in the Trust’s Proxy Statement and form of proxy relating to that meeting on or before March 1, 2007. A shareholder who wishes to present a proposal at the 2007 Annual Meeting, but not have such proposal included in the Trust’s Proxy Statement and form of proxy relating to that meeting, must notify the Trust of such proposal before May 15, 2007. If notice of the proposal is not received by the Trust by such date, then the proposal will be deemed untimely and the Trust will have the right to exercise discretionary voting authority and vote proxies returned to the Trust with respect to such proposal.

By order of the Board of Trustees

MARC E. BERG
Secretary

June 29, 2006

INNSUITES HOSPITALITY TRUST	P R O X Y
THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES

PLEASE SIGN AND RETURN THIS PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING
The undersigned hereby appoints MARC E. BERG and ANTHONY B.WATERS as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the Shares of Beneficial Interest of InnSuites Hospitality Trust held of record by the undersigned on June 9, 2006 at the Annual Meeting of Shareholders to be held on July 27, 2006 or at any adjournments thereof.

1. Election of Trustee: Marc E. Berg

☐ FOR the nominees listed above	☐ WITHHOLD AUTHORITY to vote for the nominee listed above.

YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND	2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued, and to be signed, on the other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Signature

Signature if held jointly

Please sign exactly as name appears to the left. When shares are held in joint name, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _______________________, 2006

Please Date, Sign and Return the Proxy Card Promptly, Use the Enclosed Envelope.